Exhibit 10.23

CONFIDENTIAL

COLLABORATION AGREEMENT

This COLLABORATION AGREEMENT (this “Agreement”), effective as of January 11, 2021 (the “Effective Date”), is entered into by and between Joby Aero, Inc., a Delaware corporation located at 340 Woodpecker Ridge, Santa Cruz, CA 95060 (“Joby”) and Uber Technologies, Inc., a Delaware corporation located at 1515 3rd St., San Francisco, CA 94518 (“Uber”).

RECITALS

WHEREAS, Joby is developing electric vertical takeoff and landing aircraft (“eVTOLs”) with the intent of using such eVTOLs to provide passenger transportation and logistics services;

WHEREAS, Uber, itself and through its Affiliates, offers a technology service that enables on-demand transportation and logistics services currently in over 60 countries worldwide;

WHEREAS, pursuant to the Share Purchase Agreement, dated December 8, 2020, by and among Joby Uber, and Uber Elevate, Inc., a Delaware corporation (“Uber Elevate”) (the “Purchase Agreement”), Joby is acquiring Uber Elevate, which is a business, consisting of various assets and liabilities relating to the design, development, testing, commercialization, deployment, operation, and support activities relating to urban air mobility services and vehicles and associated networks, software platforms, tools, and infrastructure (“Uber Elevate Business”);

WHEREAS, pursuant to the Note Purchase Agreement, dated January 11, 2021, by and between Joby and Uber, Uber has agreed to purchase an aggregate principal amount of $75,000,000 in convertible notes from Joby to support the continued development of the Uber Elevate Business;

WHEREAS, pursuant to the Purchase Agreement, Joby and Uber desire to enter into this Agreement to form a new, long-term strategic relationship to develop safe, reliable, efficient, clean and affordable air mobility services for the benefit of people across the world; and

WHEREAS, the parties desire for this Agreement to supersede and replace in their entirety the Umbrella Agreement, dated as of June 18, 2019 (“Previous Umbrella Agreement”), as well as that certain Collaboration Agreement, dated as of June 18, 2019 (“Previous Collaboration Agreement”), and the associated Statement of Work No. 1, each by and between Joby and Uber Elevate (together, the “Previous Commercial Agreements”).

NOW, THEREFORE, in consideration of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.	DEFINITIONS. Capitalized terms will have the meanings set forth in this Section 1 or as otherwise set forth in this Agreement.

1.1 “Affiliate” means, with respect to Joby or Uber, any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common

CONFIDENTIAL

control with such Person, in each case from time to time. The term “control” (including its correlative meanings “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise). “Controlled Affiliate” means any Person that is directly or indirectly controlled by a party or another Person.

1.2 “App” means the Joby App or Uber App, as applicable.

1.3 “Background IP” means all Technology and Intellectual Property Rights owned or Licensable by a party or its Affiliates, which rights are: (a) developed, conceived, obtained or acquired prior to the Effective Date; or (b) developed, conceived or acquired independently of this Agreement and without reference to or use of the other party’s Confidential Information.

1.4 “Business Day” means any day other than a Saturday, Sunday or day on which banks are closed in San Francisco, California, USA.

1.5 “Change of Control” means (a) a sale of all or substantially all the assets of a party or any of its Affiliates material to this Agreement; (b) the purchase of all or substantially all of the assets, stock or equity of a Person; (c) any merger, consolidation or acquisition of a party or any of its Affiliates with, by or into another Person; or (d) any change in the ownership or control of more than 50% of (i) the voting capital stock of, (ii) the then-outstanding shares of common stock, or (iii) the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors of, a party or any of its Affiliates, in each case in one or more related transactions.

1.6 “Confidential Information” means any and all technical and non-technical information a party or its Affiliates provides to the other party or its Affiliates hereunder that is marked or otherwise identified at the time of disclosure as confidential or proprietary, or that would reasonably be expected to be confidential or proprietary based on the nature of the information or the context of its disclosure, including confidential or proprietary information pertaining to Intellectual Property Rights, Technology, or any other information relating to any current, future, or proposed products, technologies, or services, research projects, works in process, future development, scientific, engineering, manufacturing, marketing or business plans or financial or personnel matters relating to either party or its Affiliates or their present or future products, sales, suppliers, customers, employees, investors or business, whether in written, oral, graphic or electronic form.

1.7 “Contribution” means any Technology of a party that is shared with the other party for the purpose of including such Technology in the Joby Field, in the case of Joby as the receiving party, and the Uber Field, in the case of Uber as the receiving party, to the extent such Technology (a) is related to subject matter that is the subject matter of development under a SOW (other than Technology that is designated in writing at or before the time it is shared as “Not a Contribution,” “Confidential,” “Proprietary,” or with other similarly clear and conspicuous marking, and the sharing party does not later withdraw the designation or unambiguously authorize use of such Technology for the foregoing purpose); or (b) is identified as a “Contribution” in a SOW.

CONFIDENTIAL

1.8 “eVTOL Air Cargo Services” means the general commercial deployment of (a) [*****], (b) [*****], or (c) [*****]. For clarity, “eVTOL Air Cargo Services” does not include [*****].

1.9 “eVTOL Air Mobility Services” means the commercial deployment of eVTOLs to provide passenger transportation as well as associated logistics services. For clarity, “eVTOL Air Mobility Services” does not include eVTOL Air Cargo Services.

1.10 “Force Majeure” means events or circumstances such as Acts of God, pandemics, epidemics, war, fire, uprising, insurrection, strikes, or other labor / industrial disputes (if directly impairing performance of this Agreement) excluding with respect to a party’s or its Affiliates’ own workforce, riot, change of Law, or orders by a public authority or other similar events; provided that the party affected by such events or circumstances proves that such event has been beyond its reasonable control and unavoidable by reasonable means.

1.11 “Foreground IP” means any Technology and Intellectual Property Rights that are developed by or on behalf of a party or its Affiliates in performing their obligations under this Agreement.

1.12 “Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to federal, state, tribal, provincial, local or foreign, international, multinational or other governmental or political subdivision thereof, including any department, commission, board, agency, bureau, official or other instrumentality or other regulatory, administrative or judicial authority thereof, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority, or any arbitrator, court or tribunal of competent jurisdiction.

1.13 “Improvement” means, with respect to Technology or Intellectual Property Rights, any modification, derivative work, enhancement, or improvement to such Technology or Intellectual Property Rights.

1.14 “Integrations” means the Uber App Integration and the Joby App Integration.

1.15 “Intellectual Property Rights” means all rights of the following types under the Laws of any jurisdiction worldwide: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, mask work rights, design rights, and moral rights, and any and all related registrations and applications for registration; (b) copyrights and rights in information, data, databases and data collections; (c) rights in Trade Secrets; and (d) Patents; except “Intellectual Property Rights” excludes Marks. “Patents” means any patent or patent application worldwide of any kind or nature (including industrial designs and utility models that are subject to statutory protection), and any renewals, reissues, reexaminations, extensions, continuations, continuations in part, divisions and substitutions relating to any such patent or patent application, as well as all related counterparts to any such patent and patent application, wheresoever issued or pending anywhere in the world, as well as any patents or patent applications in the same priority chain (i.e., any patent or patent application that claims priority to the same non-provisional patent or patent applications, and all patents from which priority is claimed by the identified patent), and all patents that are subject to a terminal disclaimer that disclaims the term

CONFIDENTIAL

of any such patent beyond the term of any member of the patent family. “Trade Secrets” means confidential or proprietary trade secrets meeting the definition of a trade secret under the Uniform Trade Secrets Act or other similar legislation or common laws governing protection of trade secrets or confidential information anywhere in the world, including information, know-how, data and databases.

1.16 “Joby App” means any application [*****] Joby or its Affiliates makes available or operates during the Term that Joby deems most relevant and appropriate for the intended Integration.

1.17 “Joby Customer” means a Person who is an account holder or other third party user of a Joby App.

1.18 “Joby Direct Competitor” means any Person that is, or controls any Person that is, (a) [*****] or (b) [*****]. For purposes of the foregoing, “control” will mean [*****].

1.19 “Joby eVTOL” means any all-electric vertical takeoff and landing aircraft designed, developed, manufactured, operated, offered for sale or sold by or on behalf of Joby for the purposes of serving the eVTOL Air Mobility Services market.

1.20 “Joby eVTOL Air Mobility Services” means Joby’s provision of eVTOL Air Mobility Services.

1.21 “Joby Field” means (a) eVTOLs, and other aircraft including aircraft components and technology; (b) the operation of eVTOLs and other aircraft, including [*****]; and (c) Joby’s proprietary and its licensors’ (other than Uber’s) ride-sharing, delivery and logistics services through the use in whole or in part of eVTOLs and/or other aircraft, and the services of dispatching and routing customers and operators and the mobile and backend applications to enable the foregoing. For clarity, for purposes of this Agreement, the Joby Field excludes the Uber Field, including [*****].

1.22 “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

1.23 “Liabilities” means losses, demands, damages, claims, liabilities, interest, awards, actions or causes of action, suits, penalties, judgments, assessments, fines, settlements, and compromises relating thereto, and all reasonable attorneys’ fees and other fees and expenses in connection therewith.

1.24 “Licensable” means the right and ability of a party to grant a license to Technology or Intellectual Property Rights consistent with the scope of the licenses granted by such party in the grant of rights, without the grant of such license or the exercise of such rights requiring the consent of any third party or resulting in (a) a breach of any contractual obligation of such party or its Affiliate to any third party or restriction by such party or (b) a payment or other financial obligation by such party to any third party under an agreement, other than payments or financial obligations owed to (i) Affiliates of such party or (ii) employees or consultants of such party.

CONFIDENTIAL

1.25 “Major Airlines” means Group III air carriers as defined by the United States Department of Transportation in 14 CFR §241.04.

1.26 “Marks” means trademarks, service marks, trade names, trade dress, business and corporate names, logos, trade styles, brand names, product names, domain names, slogans and any other source identifiers of any kind or nature, including any common law rights therein, and any applications (including intent to use applications), registrations and renewals for any of the foregoing and the goodwill associated with the foregoing.

1.27 “Person” means an individual, a corporation, a partnership, a limited liability company, a Governmental Authority, an unincorporated organization, a trust, an association, or any other entity.

1.28 “Personnel” means, with respect to a Person, the employees, directors, officers, representatives, agents, and contractors of such Person, or any of the foregoing.

1.29 “Publicly Available Supply” means all trips made available to the general public on Joby eVTOLs on an on-demand basis. For clarity, “Publicly Available Supply” will exclude (a) [*****]; (b) [*****]; or (c) [*****].

1.30 “Technology” means algorithms, apparatus, diagrams, inventions (whether or not patentable), invention disclosures, confidential or proprietary trade secrets, know-how, methods, network configurations and architectures, designs, methods, processes, bills of material, proprietary information, protocols, schematics, specifications, technical data, software, subroutines, techniques, web sites, works of authorship, documentation (including instruction manuals, samples, studies, and summaries), information, data, databases and data collections, any other forms of technology, in each case, whether or not embodied in any tangible form and including all tangible embodiments of any of the foregoing.

1.31 “Territory” means [*****], and other territories as may be mutually agreed upon by the parties from time to time in accordance with this Agreement.

1.32 “Uber App” means any application (including customer-facing applications and back-end application interfaces, where applicable) Uber or its Affiliates makes available or operates during the Term that Uber deems most relevant and appropriate for the intended Integration.

1.33 “Uber Customer” means a Person who is an account holder or other third party user of an Uber App.

1.34 “Uber Direct Competitor” means any Person that is, or controls any Person that is, primarily engaged in the business of (a) [*****], (b) [*****], (c) [*****], or (d) [*****]. For clarity, a Person primarily engaged in the business of [*****]will not be considered an Uber Direct Competitor. For purposes of the foregoing, [*****].

1.35 “Uber Field” means the field of providing mobile and back-end applications and related services that enable Uber Customers to request, arrange or schedule transportation, delivery and logistics services, including the Uber Apps, Uber Platform, and Uber Services. For clarity,

CONFIDENTIAL

for purposes of this Agreement, the Uber Field excludes (a) [*****] (b) [*****]; and (c) Joby’s proprietary and its licensors’ (other than Uber’s) ride-sharing, delivery and logistics services through the use in whole or in part of eVTOLs and/or other aircraft, and the services of dispatching and routing customers and operators and the mobile and backend applications to enable the foregoing.

1.36 “Uber Platform” means Uber’s and its licensors’ (other than Joby’s) proprietary technology platform and set of resources, including servers, client devices, server software, client software, software user interfaces (for rider or operations), application programming interfaces (APIs) (including the Uber Services APIs), software development kits (SDKs), and developer tools, that enable service providers to integrate with and operate on the technology platform or facilitate the Uber Services, and that enable end-users of the Uber Apps to receive the Uber Services.

1.37 “Uber Services” means Uber’s and its Affiliates’ provision of ride-sharing services and non-passenger based delivery and/or logistics services (e.g., for freight, food, or packages), but excluding, for clarity, eVTOLs used on, with or for the foregoing.

1.38 “Uber Services APIs” means the API(s) and related developer tools (including any webhooks) made available by Uber to interface with Uber Apps, including any underlying data or data structures therein, accompanying documentation, and any updates or revisions to the foregoing, that allows an end user to select a particular Uber Service available in the Territory, specify pickup and drop-off locations, view pricing information and time estimates, and request a ride.

2.	COLLABORATION

2.1 Scope. Uber and Joby will collaborate on the commercial deployment of Joby eVTOLs to provide eVTOL Air Mobility Services, including via the Uber Apps and the Uber Services (including the Uber App Integration), as well as deploying Uber Services via the Joby Apps (including the Joby App Integration) in the Territory in which Joby makes available Publicly Available Supply in accordance with the terms and conditions set forth in this Agreement (the “Collaboration”). Joby does not currently provide, and this Collaboration does not include, [*****]. If Joby decides to provide [*****], Joby will notify Uber, and the parties will engage in good faith discussions to explore opportunities for the parties to potentially collaborate on [*****]. However, neither party is required to reach agreement for such collaboration.

2.2 Joby General Roles and Responsibilities.

(a) Joby will continue to invest in developing capabilities to either directly or through partnerships deliver the eVTOL Air Mobility Services, including the design, development, manufacture, and certification of eVTOLs capable of transporting at least four passengers and the development of go-to-market capabilities, including multimodal integration, airspace management capabilities and eVTOL operational capabilities.

(b) Joby will use commercially reasonable efforts to ensure that all or substantially all of Joby’s Publicly Available Supply will be made available in the applicable Uber Apps in all markets in the Territory in which Joby operates eVTOL Air Mobility Services to allow for booking by Uber Customers within the applicable Uber Apps.

CONFIDENTIAL

(c) Joby will use commercially reasonable efforts to work with Uber to integrate first/last mile Uber Services connecting to the Joby eVTOL Air Mobility Services through the Uber Platform and Joby Apps.

2.3 Uber General Roles and Responsibilities. Uber will support Joby’s success as an eVTOL Air Mobility Services provider. Uber will use commercially reasonable efforts to: (a) integrate ordering capability for the Joby eVTOL Air Mobility Services with the Uber Platform and any other mobility platform services made available by Uber or its applicable Affiliates as set forth in Section 3 below; (b) [*****]; (c) generate customer demand for Joby eVTOL Air Mobility Services and fulfillment thereof; and (d) work with Joby to integrate first/last mile Uber Services connecting to the Joby eVTOL Air Mobility Services through the Uber Platform and Joby Apps.

2.4 Regulatory Responsibilities. Each party will be responsible for obtaining all necessary licenses, permits, and government approvals necessary to perform its roles and responsibilities under the Collaboration, and be able to comply with all applicable regulations that are necessary for each party to fulfill its roles and responsibilities. Upon request of the other party, each party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary or proper to assist the other party in obtaining such regulatory approvals necessary for the requesting party to fulfill its roles and responsibilities under this Agreement.

2.5 Costs and Expenses. Unless separately agreed in writing, each party agrees that it will be solely responsible for its own costs in carrying out its respective roles and responsibilities under this Agreement.

3.	INTEGRATIONS

3.1 Uber App Integration.

(a) Uber will integrate access to and ordering capability for Joby eVTOL Air Mobility Services into the Uber Apps in all markets in the Territory in which Joby operates Publicly Available Supply (the integrated offering through the Uber Apps, the “Uber App Integration”). Joby will provide Uber with written notice at least [*****] in advance of Joby’s intended launch date of its initial Publicly Available Supply in the Territory (the “Proposed Commercial Launch Date,” and the actual date of such launch, the “Commercial Launch Date”). The parties will work in good faith and use commercially reasonable efforts to complete all work necessary to launch the Uber App Integration prior to or simultaneously with the Commercial Launch Date. For Joby, such good faith efforts will include [*****]. Technical specifications will be agreed upon in advance by the parties in accordance with Section 3.3. In the event the parties disagree about which applications of Uber are relevant and appropriate for the Integrations, they will follow the dispute resolution process in accordance with Section 14.2. Notwithstanding the foregoing, the parties acknowledge and agree that the parties intend for the Uber App Integration to include Uber’s primary rider-facing ridesharing application in each applicable Territory.

CONFIDENTIAL

(b) Without limiting subsection (a) above, the parties intend that Uber will (i) make it readily apparent that Joby’s Publicly Available Supply is available to Uber Customers, and (ii) make the Uber App Integration easily accessible to Uber Customers in the markets in the Territory in which Joby offers Publicly Available Supply. Uber may in no event unilaterally turn off the Uber App Integration or refuse to launch the Uber App Integration in a particular market in the Territory, except as otherwise set forth in Sections 6.6 and 10 or in any SOW. The foregoing will not apply to A/B testing, fraud control, new market ramp up, and/or similar such activities as specified in the implementation details and technical specifications agreed upon in writing by the parties pursuant to Section 3.3.

3.2 Joby App Integration. Joby will integrate access to and ordering capability for the Uber Services into the Joby Apps in all markets in the Territory in which Joby operates Publicly Available Supply to facilitate the provision of ground-based mobility and logistics services connecting to the Joby eVTOL Air Mobility Services (the integrated offering through the Joby Apps, the “Joby App Integration”). The parties will work together in good faith and use commercially reasonable efforts to complete all work necessary to launch the Joby App Integration prior to or simultaneously with the Commercial Launch Date. For Uber, such good faith efforts will include [*****]. In the event the parties disagree about which applications of Joby are relevant and appropriate for the Integrations, they will follow the dispute resolution process in accordance with Section 14.2. Notwithstanding the foregoing, the parties acknowledge and agree that the parties intend for the Joby App Integration to include Joby’s primary customer-facing ridesharing application in each applicable Territory.

3.3 Future Agreements to Implement the Integrations.

(a) Upon Uber’s receipt of Joby’s notice of the Proposed Commercial Launch Date pursuant to Section 3.1, the parties will commence good-faith negotiations to complete one or more written agreements (such agreements not to be unreasonably withheld, conditioned, or delayed) setting forth the outstanding implementation details needed for the launch of the Integrations. Such negotiations will be substantially concluded within [*****] after Uber has received Joby’s written notice of such Proposed Commercial Launch Date, and in any case no later than [*****] prior to the sooner of the Proposed Commercial Launch Date or the Commercial Launch Date.

(b) Subject to Section 3.3(a), such written agreement(s) between the parties will include the following:

(i)	Integration responsibilities and core functionality;

(ii)	Integration data handling terms;

(iii)	Integration service level agreements, including minimum API service levels and engineering support services (the “SLAs”);

(iv)	Integration payment terms;

(v)	[*****];

(vi)	any additional API licenses terms;

(vii)	any licenses of and access to additional Background IP or Foreground IP that the parties identify and agree is necessary to develop, refine, and test the Integrations and any Contributions; and

CONFIDENTIAL

(viii)	marketing and commercialization plans regarding the promotion of the availability of the Joby eVTOL Air Mobility Services in the agreed markets.

Once the parties agree on the terms and conditions for each written agreement as set forth in Section 3.3(b), such written agreement will be deemed a statement of work (“SOW”) upon execution thereof by both parties, and such SOW will be subject to the terms and conditions of this Agreement. For clarity, the parties may agree to additional SOWs for other subject matter related to the Collaboration from time to time.

(c) Uber has proposed non-binding, illustrative examples of certain of the terms described in Section 3.3(b), as such terms are attached as Exhibits to this Agreement per this Section 3.3(c) (the “Example Terms”). Neither party has agreed to the Example Terms and the Example Terms may not be used as a basis for resolving disputes in accordance with Section 14.2.

(i)	Integration responsibilities and core functionality - exemplified in Exhibit A for the Uber App Integration and Exhibit E for the Joby App Integration;

(ii)	Integration data handling terms - exemplified in Exhibit B for the Uber App Integration and Exhibit E for the Joby App Integration;

(iii)	Integration SLAs - API minimum service levels and Engineering support services - exemplified in Exhibit C for the Uber App Integration;

(iv)	Integration payment terms - exemplified in Exhibit D for the Uber App Integration and Exhibit E for the Joby App Integration;

(v)

service models (e.g., SaaS/DaaS models) for Joby to provide to Uber access to certain services and data for planning purposes to feed Uber’s multimodal trip planning tools and product selection - exemplified in Exhibit B; and

(vi)	any additional API licenses terms - exemplified in Exhibit E for the Joby App Integration.

3.4 Pilot Offering. To test, refine, and further develop the Integrations prior to the Proposed Commercial Launch Date, the parties agree to explore one or more pilot offering(s) at least [*****] prior to the Proposed Commercial Launch Date, which may include [*****].

3.5 APIs. Upon the commencement of the development of Integrations, the parties will each provide and maintain application programming interfaces (“APIs”) which will enable the Integrations. Each party will license its APIs to the other party for integration purposes in accordance with Sections 3.3 and 8.6.

4.	MARKETING, PLACEMENT AND PUBLICITY

4.1 Marketing Activities. Joby and Uber will engage in joint promotion and marketing activities regarding the Integration. This includes alignment and coordination on planning and implementation of marketing and promoting Joby eVTOL Air Mobility Services to generate demand for the parties’ integrated offerings and featuring each other as partners during the Term to generate use of Joby eVTOL Air Mobility Services by Uber Customers and use of Uber Services

CONFIDENTIAL

by Joby Customers. This may also include setting mutually agreed sales objectives for the Integrations and joint planning of promotions and other tactical marketing activities as may be agreed by the parties. The parties will establish a quarterly meeting cadence beginning [*****] prior to the Proposed Commercial Launch Date to plan and coordinate on marketing and promotion activities.

4.2 Placement of Marks in the Apps.

(a) Joby Apps. In any markets in the Territory in which Uber is operating Uber Services and Joby is operating Joby eVTOL Air Mobility Services, Joby will make it apparent within the Joby App that Uber is a provider of the Uber Services. In markets where Uber is not the sole provider of similar services within the Joby App, Joby agrees to display Uber’s Marks in the Joby App [*****] and will provide Joby Customers access to the Uber Services [*****]. Joby’s use of the Uber Marks in the aforementioned circumstances will conform to the terms of Section 8.7.

(b) Uber Apps. In any markets in the Territory in which Uber is operating the Uber Services and Joby is operating Joby eVTOL Air Mobility Services, Uber will make it apparent within the Uber App that Joby is providing eVTOL Air Mobility Services. In markets where Joby is not the sole provider of eVTOL Air Mobility Services within the Uber App, Uber agrees to display Joby’s Marks in the Uber App [*****] and will provide Uber Customers access to the Joby eVTOL Air Mobility Services [*****]. Uber’s use of the Joby Marks in the aforementioned circumstances will conform to the terms of Section 8.7.

4.3 Publicity. The parties will agree on a joint communication strategy with regard to all aspects of the Collaboration. Neither party will issue any press release, advertisement, publicity or other promotional material in relation to the Collaboration or this Agreement, or issue any joint branding or marketing materials, either formally or otherwise, without the other party’s prior written consent.

4.4 User Communication.

(a) Notwithstanding anything to the contrary, the parties agree that users who exclusively use the Joby eVTOL Air Mobility Services via the Uber App are Uber Customers and, as between the parties, only Uber will communicate and market to those Uber Customers, except as reasonably necessary for Joby to provide customer support as specified in applicable SOWs, or as otherwise agreed by the parties in writing from time to time.

(b) Notwithstanding anything to the contrary, the parties agree that users who, in addition to downloading the Uber App Integration, have also downloaded the Joby App and set up an account (independent of any shadow account that may need to be created by Joby in order to enable Joby eVTOL Air Mobility Services via the Uber App) may also be considered Joby Customers and Section 4.4(a) does not apply to such Joby Customers.

CONFIDENTIAL

5.	MANAGEMENT AND ESCALATION; FURTHER DEVELOPMENT OF BUSINESS MODEL

5.1 Program Managers.

(a) Uber and Joby will each appoint a program manager, with day-to-day responsibility for the cooperation of the parties as contemplated under this Agreement. Such program managers will be the primary interface of each respective party for all matters regarding this Agreement (each, a “Program Manager”).

(b) The Program Manager for each party will be responsible for creating and managing integration, operational, marketing, and technical teams to define marketing and operational responsibilities and minimum technical requirements for the Program. The integration, operational, marketing, and technical teams will meet in person, telephonically or via other means as may be agreed upon by the parties on a mutually-agreed upon basis (but no less than quarterly) and the Program Managers will provide regular status updates on project status to the Steering Committee.

(c) The Program Managers will not be authorized to represent either party with respect to the delivery and receipt of any legally binding declaration by any party. The decisions of the Program Managers will not be legally binding upon the parties unless such decision has been confirmed in writing (email confirmation is acceptable) by Uber’s and Joby’s authorized representatives.

(d) Escalation of Disputes. The Program Managers will use good faith efforts to resolve all issues that arise in connection with this Agreement. Either Program Manager will be entitled to refer any such issues to the Steering Committee (as defined below) for further resolution in accordance with Section 14.2.

5.2 Steering Committee.

(a) The parties will form a committee to provide strategic guidance regarding the Program (the “Steering Committee”). The Steering Committee will prepare joint recommendations to the parties on relevant aspects of the Collaboration.

(b) The Steering Committee will consist of four members. Uber and Joby will each appoint two members. The initial members of the Steering Committee will be nominated by the parties within 90 days following the Effective Date. Each party will be entitled, in its sole discretion, to remove any of its members and appoint replacements members (made effective by written notice to the other party).

(c) The Steering Committee will convene: (i) for regular meetings on a quarterly basis; (ii) ad hoc meetings from time to time upon request by either (with at least two weeks prior written notice, except in exigent circumstances where shorter notice is necessary); and (iii) in the event one party notifies the other party of any material breach of or default under this Agreement.

(d) If the Steering Committee fails to agree on any material matter, either party will be entitled to refer such matter to their senior executives for further consideration in accordance with Section 14.2.

(e) Decisions of the Steering Committee will be taken by way of resolutions. Each resolution will require a unanimous vote. Each member of the Steering Committee will have one vote. The passing of any resolution requires a quorum of at least one member of the Steering Committee appointed by each of the parties.

CONFIDENTIAL

(f) The Steering Committee will not be authorized to represent either party with respect to the delivery and receipt of any legally binding declaration by any party. The decisions of the Steering Committee will not be legally binding upon the parties unless such decision has been confirmed in writing (email confirmation is acceptable) by Uber’s and Joby’s authorized representatives, except that the terms and conditions of this Agreement may not be modified except by written amendment executed by authorized signatories of both parties.

5.3 Further Development of Business Model.

(a) The parties acknowledge that the regulatory framework governing the design, deployment and/or use of eVTOLs and the Uber Services generally may undergo further refinement in potentially relevant jurisdictions in the Territory or around the world.

(b) The parties agree that: (i) any change in the regulatory framework governing a relevant market may impact the parties’ operational plans, cooperation structure, and/or business plans for such market; and (ii) the parties will in good faith discuss and adopt as necessary (if and as mutually agreed-upon by the parties in writing) changes to their operational plans, cooperation structure, and/or business plans based on any future development of the eVTOL or Uber Services market or regulatory framework, taking into account, among other things, safety and quality aspects relating to the eVTOL Air Mobility Services. This includes operation requirements, performance requirements, certification, product liability, and other legal obligations.

6.	PRICING; COMMISSIONS; PAYMENT

6.1 Uber App Bookings.

(a) Joby will have the sole and exclusive right to establish pricing (and Incentives offered by Joby) for Joby eVTOL Air Mobility Services offered and booked via an Uber App (an “Uber App Booking” and such fees less discounts and Incentives offered by Joby, the “Joby Services Fee”), except that Joby will not modify its pricing or real-time market pricing algorithm, as applicable such that the Joby Services Fees would be greater than the fees Joby offers Joby Customers for substantially the same Joby eVTOL Air Mobility Services on the Joby App.

(b) Uber will remit to Joby the [*****] that are legally required to be collected, less [*****]; provided, however, that Uber will be entitled to retain the following commissions (“Commissions”), in exchange for [*****], applied to the Joby Services Fees:

(i)	[*****];

(ii)	[*****];

(iii)	[*****] and;

(iv)	[*****].

(c) Notwithstanding the foregoing, in the event the parties mutually agree to launch Publicly Available Supply on an exclusive basis in an Uber App within a market, Uber will waive its right to any Commissions with respect to Uber App Bookings in such market during the

CONFIDENTIAL

period of exclusivity within such market (“Mutual Exclusivity”). For the avoidance of doubt, nothing in any agreement regarding Mutual Exclusivity or this Agreement will prevent either party from negotiating or entering into an agreement with any Major Airline and any activities to offer available supply to a Major Airline will not determine whether a market is subject to Mutual Exclusivity.

(d) Joby will be ultimately responsible for determining, collecting, and remitting all applicable transaction taxes for Uber App Bookings. When communicating the pricing for Uber App Bookings, Joby will inform Uber of the applicable transaction taxes for Uber to collect on Joby’s behalf. Uber may determine that it is legally obligated to collect different transaction taxes than what Joby has communicated, or that Uber is legally obligated to collect and remit applicable transaction taxes directly to the taxing authority under “Marketplace Facilitator Laws” or other similar regimes. Uber will inform Joby of any such determination and the parties will cooperate in good faith regarding such determinations. Joby will provide information as reasonably requested by Uber to assist with making appropriate determinations regarding transactions taxes applicable to Uber App Bookings.

6.2 Joby App Bookings.

(a) Uber will have the sole and exclusive right to establish pricing as determined by Uber’s real time market pricing algorithms (and Incentives offered by Uber) for Uber Services offered and booked via a Joby App (a “Joby App Booking” and such fees less discounts and Incentives, the “Uber Services Revenue”), except that Uber will not modify its real-time pricing algorithms such that the Uber Services Revenue would be greater than the fees Uber offers Uber Customers for substantially the same Uber Services on the Uber App.

(b) Joby will remit to Uber, the [*****], [*****] that are legally required to be collected, but [*****] offered by Joby for each Joby App Booking.

(c) Uber will be ultimately responsible for determining, collecting, and remitting all applicable transaction taxes for Joby App Bookings. When communicating the pricing for Joby App Bookings, Uber will inform Joby of the applicable transaction taxes for Joby to collect on Uber’s behalf. Joby may determine that it is legally obligated to collect different transaction taxes than what Uber has communicated, or that Joby is legally obligated to collect and remit applicable transaction taxes directly to the taxing authority under “Marketplace Facilitator Laws” or other similar regimes. Joby will inform Uber of any such determination and the parties will cooperate in good faith regarding such determinations. Uber will provide information as reasonably requested by Joby to assist with making appropriate determinations regarding transactions taxes applicable to Joby App Bookings.

6.3 Rewards and Incentives.

(a) Uber may offer credits, rewards, subscriptions, promotions and discounts (“Incentives”) for Uber App Bookings at Uber’s sole discretion and sole cost. For clarity, such Incentives will not reduce the amount of Joby Services Fees.

(b) Joby may offer Incentives for Joby App Bookings at Joby’s sole discretion and cost. For clarity, such Incentives will not reduce the amount of the Uber Services Revenue.

CONFIDENTIAL

(c) [*****].

(d) To the extent commercially reasonable, Joby will enable Joby Customers to (i) link their Joby App account to their Uber Rewards or related Uber loyalty programs and (ii) enable Uber Rewards or related Uber loyalty program functionality and redemption within the Joby App.

6.4 Payment Terms; Taxes.

(a) The parties will agree to payment terms in accordance with Section 3.3.

(b) Each party will be entitled to deduct and withhold from any amounts payable under this Agreement such taxes as are required to be deducted or withheld therefrom under any provision of applicable Law. The party that is required by applicable Law to make such deduction or withholding will deduct such amounts from such payment, promptly pay such amount on behalf of the other party to the proper governmental authority, and promptly furnish the other party with proof of payment on a timely basis following such payment.

(a) Notwithstanding the foregoing, if any party (or its assignee pursuant to Section 14.3) required to make payments (the “Paying Party”) to the other party (the “Payee Party”) redomiciles or assigns or delegates its rights or obligations under this Agreement pursuant to Section 14.3 (a “Tax Action”) and such Tax Action leads to the imposition of withholding tax liability on the Payee Party that would not have been imposed in the absence of such Tax Action or in an increase in such liability above the liability that would have been imposed in the absence of such Tax Action, the Paying Party will indemnify and hold harmless the Payee Party from any such additional or increased withholding tax liability (including any withholding on additional payments).

(b) Each party will provide the other with a duly completed and executed IRS Form W-9 or an appropriate IRS Form W-8, as applicable, prior to any payment made under this Agreement.

(c) Each party agrees to reasonably assist the other party in claiming refunds or exemption from such deductions or withholdings under double taxation or similar agreement or treaty from time to time in force and in minimizing the amount required to be so withheld or deducted.

6.5 Payment Audits. During the Term and for no more than one year after termination or expiration of this Agreement, upon at least 15 days prior written request of a party (as the “Auditing Party”), no more than once in any 12-month period, and only once after the termination or expiration of this Agreement, the other party (as the “Audited Party”) will permit an independent public accountant, selected by the Auditing Party and acceptable to the Audited Party, which acceptance will not be unreasonably withheld, to have access to those records of the Audited Party as may be reasonably necessary to verify the accuracy of the Joby Services Fees or Uber Services Revenue, as applicable, and other information in the Audited Party’s books and records hereunder or reasonably necessary for compliance with payment processing obligations under this Agreement, in respect of any calendar year ending not more than 12 months prior to the date of such request. Such independent public accountant will sign the Audited party’s standard

CONFIDENTIAL

confidentiality agreement prior to accessing the Audited Party’s books and records subject to this Section. If such independent public account’s report shows any misreporting or other errors of more than 5% for the audit period, the Audited Party will reimburse Auditing Party for its reasonable expenses for the audit in addition to any loss or expense incurred by the Auditing Party attributable to such material breach or misreporting or other errors, upon submission of supporting documentation.

6.6 Suspension. If a party reasonably suspects that bookings for which it processes transactions are based on fraud, are likely to cause high chargeback volumes, or are illegal, such party will immediately notify the other party and may suspend settlement of the applicable transactions and/or suspend the operation of the Integrations (solely to the extent necessary to limit the concerning activity) until the other party has given the first party assurances to the first party’s reasonable satisfaction that the relevant bookings can actually be delivered in accordance with applicable Law and orders can actually be placed by customers. If the suspended party disputes the suspension, such dispute will be immediately escalated to the parties’ senior executives for resolution in accordance with Section 14.2(c).

7.	DATA ACCESS AND LICENSING

7.1 Integration Data. The parties will agree to terms for the handling of data in connection with Integrations in accordance with Section 3.3.

7.2 System Simulation Data. The parties acknowledge that they are entering into a separate [*****] agreement of even date herewith, [*****] in connection with the System Simulation Tools (as such terms are defined and used thereunder) (the “SSDA”). For clarity, the terms and conditions in the SSDA control with respect to [*****] and the terms and conditions in this Agreement control with respect to the Integration data relating to the parties’ Integrations activities hereunder.

8.	INTELLECTUAL PROPERTY AND MARKS

8.1 Ownership.

(a) Joby Ownership. Except as specifically provided herein or in an SOW, Joby will retain all right, title and interest in and to (i) Joby’s Background IP, (ii) any Foreground IP created or developed solely by Joby or its Affiliates (“Joby-Owned Sole IP”) and (iii) any Foreground IP created or developed jointly (with joint development to be determined by standards under U.S. intellectual property law) by the parties in connection with this Agreement that is within the Joby Field but not in the Uber Field (“Joby-Owned Joint IP”); except that the foregoing will not be deemed to limit Uber’s ability to independently develop any Technology and Intellectual Property Rights without the use of Joby’s Confidential Information or Joby-Owned Sole IP that would require a license for such use which has not been granted. Uber hereby assigns to Joby all right, title, and interest in and to any Joby-Owned Joint IP.

(b) Uber Ownership. Except as specifically provided herein or in an SOW, Uber will retain all right, title and interest in and to (i) Uber’s Background IP, (ii) any Foreground IP created or developed solely by Uber or its Affiliates (“Uber-Owned Sole IP,” and together with the Joby-Owned Sole IP, the “Solely-Owned IP”) and (iii) any Foreground IP created or developed

CONFIDENTIAL

jointly (with joint development to be determined by standards under U.S. intellectual property law) by the parties in connection with this Agreement that is within the Uber Field but not in the Joby Field (“Uber-Owned Joint IP”); except that the foregoing will not be deemed to limit Joby’s ability to independently develop any Technology and Intellectual Property Rights without the use of Uber’s Confidential Information or Uber-Owned Sole IP that would require a license for such use which has not been granted. Joby hereby assigns to Uber all right, title, and interest in and to any Uber-Owned Joint IP.

(c) Common Joint IP Ownership. While the parties do not anticipate that any Foreground IP will be jointly created or developed by the parties, in the event any joint Foreground IP is created and not owned by either party pursuant to Sections 8.1(a) or 8.1(b), the parties agree that the Steering Committee or other designated committee jointly formed by the parties will determine which party or parties will own that Foreground IP that is jointly developed (with joint development to be determined by standards under U.S. intellectual property law) by the parties (“Common Joint IP”). Otherwise, each party’s rights under such Common Joint IP will be held [*****].

(d) Allocation of Rights in Jointly-Developed IP. The Steering Committee or other designated committee formed by the parties will review any jointly developed Technology and Intellectual Property Rights to determine whether it is Joby-Owned Joint IP, Uber-Owned Joint IP, or Common Joint IP in accordance with the allocation of rights set forth above. To the extent the applicable committee does not agree on the ownership of any jointly-developed Technology and Intellectual Property Rights, such disagreement will be resolved in accordance with the procedures set forth in Section 14.2.

(e) General Cooperation. Each party agrees to execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise agrees to assist the other party, as reasonably required and at such other party’s reasonable expense, to perfect in such other party the rights, title and other interests in their respective inventions or creations.

(f) Marks. Except as specifically provided herein, each party will retain all right, title, and interest in and to their respective Marks, and no licenses or rights granted by a party to Foreground IP will include licenses under its or its Affiliates’ Marks unless expressly agreed in writing.

8.2 Licenses to Improvements.

(a) License to Improvements to Uber’s Background IP. Joby will grant and hereby grants to Uber and its Affiliates, under all of Joby’s and its Controlled Affiliates’ rights in and to Joby’s Foreground IP that is an Improvement to Uber’s or its Affiliate’s Background IP disclosed or made available to Joby or its Affiliates in connection with this Agreement, a [*****] license to [*****] exploit such Joby’s Foreground IP.

(b) License to Improvements to Joby’s Background IP. Uber will grant and hereby grants to Joby and its Affiliates, under all of Uber’s and its Controlled Affiliates’ rights in

CONFIDENTIAL

and to Uber’s Foreground IP that is an Improvement to Joby’s or its Affiliates’ Background IP disclosed or made available to Uber or its Affiliates in connection with this Agreement, [*****] license to [*****] exploit such Uber’s Foreground IP.

8.3 In-Field Contribution Licenses.

(a) License to the Uber Field. Joby will grant and hereby grants, or will cause to be granted, to Uber and its Affiliates, under all of Joby’s and its Controlled Affiliates’ rights in and to Joby’s Foreground IP that is embodied in a Contribution, [*****] license [*****] exploit such Joby’s Foreground IP in such Contributions solely in connection with Uber’s and its Affiliates’ products and services, except to the extent expressly shared by Joby for use solely in connection with the Integrations, solely in connection with the Integrations.

(b) License to the Joby Field. Uber will grant and hereby grants, or will cause to be granted, to Joby and its Affiliates, under all of Uber’s and its Controlled Affiliates’ rights in and to Uber’s Foreground IP that is embodied in a Contribution, [*****] license to [*****] exploit such Uber’s Foreground IP in such Contributions solely in connection with Joby’s and its Affiliates’ products and services except to the extent expressly shared by Uber for use solely in connection with the Integrations, solely in connection with the Integrations.

8.4 Licenses to Jointly-Developed Foreground IP.

(a) License to Joby-Owned Joint IP. Joby will grant and hereby grants to Uber and its Affiliates, under all of Joby’s and its Controlled Affiliates’ rights in and to such Joby-Owned Joint IP, [*****] license to [*****] exploit such Joby-Owned Joint IP solely for purposes [*****]. For the avoidance of doubt, the foregoing license will not grant Uber or any of its Affiliates any right in or to any Joby-Owned Sole IP, even if such Joby-Owned Sole IP is practiced or infringed (whether necessarily, directly, indirectly, or otherwise) by the practice of any Joby-Owned Joint IP.

(b) License to Uber-Owned Joint IP. Uber will grant and hereby grants to Joby and its Affiliates, under all of Uber’s and its Controlled Affiliates’ rights in and to such Uber-Owned Joint IP, [*****] license to [*****] exploit such Uber-Owned Joint IP solely for purposes of [*****]. For the avoidance of doubt, the foregoing license will not grant Joby or any of its Affiliates any right in or to any Uber-Owned Sole IP, even if such Uber-Owned Sole IP is practiced or infringed (whether necessarily, directly, indirectly, or otherwise) by the practice of any Uber-Owned Joint IP.

(c) License to Common Joint IP. Regardless of the determination of ownership of Common Joint IP pursuant to Section 8.1(c), each party will grant and hereby grants, or will cause to be granted, to the other party, under all of such party’s rights in and to such Common Joint IP, [*****] license to [*****] exploit such Common Joint IP for any and all purposes without limitation. Each party’s rights under the Common Joint IP will be held by such party without any obligation [*****]. For the avoidance of doubt, the foregoing license will not grant either party (or any of its Affiliates) any right in or to any Solely-Owned IP, even if any Solely-Owned IP is practiced or infringed (whether necessarily, directly, indirectly, or otherwise) by the practice of any Common Joint IP.

CONFIDENTIAL

8.5 Prosecution and Enforcement of Jointly-Owned IP. With respect to any Common Joint IP that is jointly owned (“Jointly-Owned IP”) that comprises patentable subject matter, the following additional provisions will apply:

(a) Patent Prosecution. The Steering Committee will determine which party will have the first right to prepare, file, prosecute and maintain, at its own expense and in consultation with the other party, patent applications and patents, and to conduct any interferences, re-examinations, reissues, oppositions or requests for patent term extension or governmental equivalents thereto, unless the Steering Committee selects a party to have such a right for a particular matter. In the event that a party designated by the Steering Committee does not, with respect to an invention, patent application or patent assigned to it, file, prosecute or maintain any such patent or patent application, or undertake such other activities described above, then the other party will have the right to assume such activities at its own expense but without affecting the ownership and license provisions set forth in this Section 8.

(b) Patent Cooperation. The parties will both use reasonable efforts to keep the other fully informed as to the status of patent matters with respect to any Jointly-Owned IP, including by providing the other the opportunity to review and comment on complete copies of any documents a reasonable time in advance of applicable filing dates and prosecution deadlines, and upon request, providing to the other party copies of any substantive documents that a party receives from the United States Patent and Trademark Office and any foreign patent offices, promptly after receipt, including notice of all official actions, interferences, reissues, re-examinations, oppositions, or requests for patent term extensions. The parties will each reasonably cooperate with and assist the other at their own expense in connection with such activities, at the other party’s reasonable request.

(c) Enforcement.

(i) Initial Right of Enforcement. During the Term, if a party wants to enforce Intellectual Property Rights in the Jointly-Owned IP against commercially material infringements that involve the manufacture, use, sale, offer for sale or import of products or services infringing such Intellectual Property Rights, it will raise the potential enforcement action with the Steering Committee. The Steering Committee will discuss such potential enforcement action and if following such discussion the other party does not object to such enforcement action, such objection not to be unreasonably conditioned, delayed or withheld, the requesting party may undertake such action at its own expense, and during the pendency of such action, except for non-exclusive licenses in connection with making available the other party’s products and services, such party agrees not to grant a license to the affected Jointly-Owned IP to the counterparty to such action (such requesting party, the “Original Enforcing Party”). If following the commencement of any such pending action, the Original Enforcing Party does not take action reasonably sufficient to halt such infringement within three months, the other party (the “New Enforcing Party”) may undertake such action at its own expense and, except for non-exclusive licenses in connection with making available the Original Enforcing Party’s products and services to such pending action, the New Enforcing Party agrees not to grant a license to the affected Jointly-Owned IP to the counterparty to such action. For the avoidance of doubt, neither party has an obligation to join an action to enforce such Intellectual Property Rights.

CONFIDENTIAL

(ii) Cooperation; Costs. Each party may, but is not obligated to, render reasonable assistance in connection with enforcement activities described in this Section 8.5(c) as the enforcing party may request. Costs of maintaining any such action and assistance will be paid by and belong to the party or parties bringing the action.

(iii) Recoveries. Unless the parties agree at the Steering Committee to jointly undertake an action, any damages or settlement recovered from any action under this Section 8.5(c) (after the deduction of the costs and fees of the action for each party) will be allocated to the party bringing the action.

8.6 API License for Integrations.

(a) License to Joby APIs. Subject to the terms and conditions under this Agreement, Joby hereby grants and agrees to grant to Uber, under any Intellectual Property Rights owned or Licensable by Joby, a [*****] license to access and use the Joby APIs as necessary to enable the Integrations during the Term (and any Wind-Down Period) in the Territory solely in connection with the Integrations.

(b) License to Uber APIs. Subject to the terms and conditions under this Agreement, Uber hereby grants and agrees to grant to Joby, under any Intellectual Property Rights owned or Licensable by Uber, a [*****] license to access and use the Uber APIs necessary to enable the Integrations during the Term (and any Wind-Down Period) in the Territory solely in connection with the Integrations.

(c) For clarity, the API licenses granted under Sections 8.6(a) and 8.6(b) are subject to any future agreements between the parties containing additional or alternative API licensing terms to be negotiated in accordance with Section 3.3. Each party may make modifications to its APIs, including bug fixes, performance improvements, and feature enhancements, from time to time at its sole discretion, provided that (i) it provides notice to the other party and uses commercially reasonable efforts to detail any foreseeable material impact to the applicable Integration, and (ii) such updates are in accordance with the API update policy set forth in the plan for the applicable Integration. If a party modifies its APIs to resolve a security or legal liability concern, the other party will update its implementation of the applicable APIs as soon as practicable.

8.7 Mark License.

(a) Subject to the terms and conditions of this Agreement, including Section 8.7(b), each party hereby grants to the other party a [*****] right and license during the Term, to use the party’s Marks in connection with the other party’s exercise of its rights or performance of its obligations under this Agreement. The parties acknowledge and agree that any Mark rights and any goodwill derived from a party’s use of the other party’s Marks will inure solely to the benefit of the licensing party.

(b) Each party (as the licensee) will use and display the Marks of the other party (as the licensor) only in the form, color, dimension and manner as expressly approved by the licensor, and such use will also be consistent with any specifications, standards, guidelines and other instructions provided by the licensor. Prior to the first use of a kind of the licensor’s Marks,

CONFIDENTIAL

the licensee will furnish samples of all proposed advertising, marketing and promotional materials, brochures, documentation and other materials, which make use of the licensor’s Marks (“Materials”), to the licensor and will not commence use of the Materials without first receiving the prior written consent from the licensor. All such requests for approval must be sent by the licensee in writing to an individual designated by the licensor to provide such approvals (by email is sufficient) and will include information on the proposed use and territory for which the licensee is seeking approval. The licensor will consider any such request on a case-by-case basis and may accept or reject any such request in its sole discretion. A failure by the licensor to respond will be deemed a disapproval of the Materials. If the licensor has approved a specific execution of the Materials for a given territory, the licensee may not make any changes to such Materials without further approval from the licensor and must limit use of the Materials to such territory.

(c) Each party acknowledges the importance of providing high-quality goods and services under the licensor’s Marks, and will not take any action that may materially impair or tarnish the goodwill associated with the licensed Marks. Each licensee will also comply with the licensor’s requirements with respect to the quality of goods and services promoted and sold under the licensed Marks for purposes of protecting the licensed Marks.

8.8 Reservation of Rights. All rights that are not specifically granted under this Agreement are expressly reserved. No rights or licenses are granted to any party or its Affiliates under this Agreement, by implication, estoppel, statute, or otherwise, except as expressly provided in this Agreement. The rights and licenses granted by each party or its Affiliates will not include or result in any license, release, covenant not to sue, or other rights being provided to any other party, Affiliate, or third party by implication, estoppel, statute, or otherwise, with respect to any additional Intellectual Property Rights of the granting party, even if such additional Intellectual Property Rights are necessary to exercise the rights expressly granted in this Agreement.

8.9 No Delivery Obligations. For the avoidance of doubt, nothing in this Agreement, including Section 8.2, is intended to obligate either party or its Affiliates to deliver to the other party or its Affiliates any Technology, Improvements, equipment, or any other embodiments of any Intellectual Property Rights, except as expressly identified in an SOW as a “deliverable.”

8.10 Variations under Exhibits or Statements of Work. The parties may mutually agree on additional or different provisions with respect to Technology and Intellectual Property Rights licensing and/or ownership in the applicable SOWs or other ancillary agreements, which provisions will govern in the event of a conflict with this Section 8.

9.	CONFIDENTIALITY

9.1 Obligations. Each party and its Affiliates (each, a “Receiving Party”) will maintain in confidence all Confidential Information disclosed to it by the other party, its Affiliates or its or their Personnel (the “Disclosing Party”) in connection with this Agreement. Each Receiving Party agrees not to use, disclose or grant use of such Confidential Information except for purposes expressly specified in this Agreement. Each Receiving Party agrees to disclose the Confidential Information of the Disclosing Party only to its Personnel who have a need to know such Confidential Information specifically for purposes of performing under this Agreement or for any other purposes expressly permitted by this Agreement and who have agreed to be bound by written

CONFIDENTIAL

confidentiality and non-use obligations substantially similar to the terms of this Section 9. Each Receiving Party agrees to use at least the same standard of care as it uses to protect its own confidential information of a similar nature to protect such Confidential Information from unauthorized use or disclosure and to ensure that such Personnel do not disclose or make any unauthorized use of such Confidential Information, but in no event less than reasonable care. The Receiving Party will promptly notify the Disclosing Party upon discovery of any unauthorized use or disclosure of the Disclosing Party’s Confidential Information.

9.2 Exceptions. The obligations set forth in Section 9.1 will not apply to the extent that such information: (a) was already known to the Receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the Disclosing Party, as established by documentary evidence of the Receiving Party; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure to the Receiving Party other than through any act or omission of the Receiving Party in breach of this Agreement; (d) was disclosed to the Receiving Party, other than under an obligation of confidentiality, by a third party who was not known or should have been known by the Receiving Party to be under a direct or indirect (e.g., as a sublicensee of such information) obligation to the Disclosing Party not to disclose such information to others; or (e) was developed independently by the Receiving Party without any use of or reference to the Confidential Information of the Disclosing Party, as established by documentary evidence of the Receiving Party.

9.3 Required Disclosures. Notwithstanding Section 9.1, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that it is required to be disclosed by applicable Law or a valid order of a court or other governmental authority, provided that the Receiving Party: (a) gives the Disclosing Party prompt prior written notice to the extent legally permissible so that the Disclosing Party has a reasonable opportunity to contest or limit such disclosure, and reasonably cooperates with the Disclosing Party in any such efforts; or (b) uses commercially reasonable efforts to seek to obtain a protective order or other confidential treatment for such Confidential Information if timely notice cannot be given.

9.4 Return of Confidential Information. Upon a Disclosing Party’s written request, and in any event upon termination or expiration of this Agreement, the Receiving Party will promptly return or destroy the Disclosing Party’s Confidential Information, and, at the Disclosing Party’s request, an officer of the Receiving Party will certify in writing to the Disclosing Party that the Receiving Party has done the same.

9.5 Feedback. Either party may, but is not required to, provide suggestions, comments, ideas, or know-how to the other party relating to the receiving party’s actual or planned products, services or Technology (“feedback”), and the disclosing party hereby grants and agrees to grant to the receiving party a [*****] license to use and disclose such feedback for any purpose. For the avoidance of doubt, nothing in this Agreement (a) will restrict a party’s use of its own Confidential Information and (b) will be deemed to grant a license under any of either party’s patents or copyrights.

CONFIDENTIAL

9.6 Pre-Existing NDA. The parties acknowledge that Uber and Joby previously executed that certain Mutual Non-Disclosure Agreement, dated December 12, 2018, which will continue in full force and effect in accordance with its terms with respect to the information thereunder, but this Agreement alone governs with respect to the information disclosed hereunder.

10.	TERM AND TERMINATION

10.1 Term. The term of this Agreement will commence on the Effective Date, and, unless terminated earlier as provided in this Section 10, will automatically terminate on [*****], unless extended by mutual written agreement of the parties (the “Term”).

10.2 Mutual Termination Rights. Either party may terminate this Agreement:

(a) if the other party materially breaches or defaults in the performance of any of its obligations hereunder, and such breach or default continues for 90 days after detailed written notice thereof was provided to the breaching party by the non-breaching party;

(b) immediately upon written notice to the other party if such other party is the subject of a voluntary petition in bankruptcy or any similar proceeding relating to insolvency, receivership or cessation of business;

(c) immediately upon written notice to the other party if (i) after using commercially reasonable efforts and performing in accordance with this Agreement, Joby fails to obtain Federal Aviation Administration (FAA) certification for Joby eVTOLs and Joby eVTOL Air Mobility Services in the Territory by [*****]; or (ii) an action by a Governmental Authority or change in applicable Law has a material and adverse effect on the terminating party’s ability to legally perform its obligations under this Agreement ;

(d) immediately prior to consummation of a Change of Control of the other party that involves a Joby Direct Competitor (if Joby is the terminating party) or an Uber Direct Competitor (if Uber is the terminating party). The party undergoing a Change of Control will notify the other party (email being sufficient) upon, but in no circumstances later than three Business Days after, a Change of Control of the affected party is definitively agreed to with the relevant acquiring party and becomes binding on the affected party (e.g., the signature of a binding merger and/or acquisition agreement), to the extent permitted under Law. For clarity, the foregoing notification requirement must be made prior to such Change of Control; or

(e) as and to the extent set forth in the SLAs or SOWs.

10.3 Uber Termination Rights. Without limiting the foregoing rights in Section 10.2, Uber may suspend this Agreement (in whole or in part) in the event (a) there are multiple incidents during a short period of time, from Uber Customers or Joby Customers reporting safety issues related to use of Joby eVTOLs, and/or (b) Uber becomes aware of a material safety issue, including from Joby or from an allegation in writing from the Federal Aviation Administration or National Transportation Safety Board (or foreign equivalents, if applicable) that Joby eVTOLs or Joby eVTOL Air Mobility Services pose, or seriously threaten to pose, a safety risk. In such a case, Uber may suspend its activities related to the Joby eVTOL Air Mobility Services throughout the Territory or in the impacted locations (a “Suspension”). A Suspension will be lifted upon either

CONFIDENTIAL

(i) an applicable determination by the Federal Aviation Administration or National Transportation Safety Board (or foreign equivalents, if applicable) that there is no safety risk or the safety risk has been properly addressed; or (ii) a determination by Uber, in its reasonable discretion, that the safety issue does not pose, or will not continue to pose, a safety risk. During a Suspension, Joby will have an opportunity to provide assurances to Uber that such incidents, complaints, and/or allegations do not pose, or will not continue to pose, safety risks. If the Suspension has continued for a period of more than six (6) months and, following good-faith discussions, Uber determines in its reasonable discretion that serious safety risks remain, Uber may terminate the Agreement effective upon written notice to Joby.

10.4 Effect of Termination; Wind Down Period. Termination or expiration of this Agreement for any reason will not release either party from any liability or obligation that, at the time of such termination or expiration, has already accrued to the other party or that is attributable to a period prior to such termination or expiration, nor will it preclude either party from pursuing any rights and remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement. Upon the expiration or termination of this Agreement, the parties may agree to continue to offer the Integration to customers in accordance with this Agreement for a period of up to [*****] following such termination or expiration, subject to continued payments under Section 6 (the “Wind Down Period”). During the Wind Down Period the parties will cooperate in good faith to wind down the Integration and enable each party to continue its operations independently. Notwithstanding the foregoing, following expiration or any termination of this Agreement without a Wind Down Period or the Wind Down Period, as applicable, each party will permit and cooperate with the other party to unwind the technical aspects of the Integration for a reasonable period of time, not to exceed [*****], so long as, for clarity, neither party will be required to continue to offer the Integrations to customers during such period unless otherwise agreed by the parties

10.5 Survival. Termination or expiration of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a party prior to the effective date of such termination or expiration. Sections 1 (Definitions), 4.3 (Publicity), 6.1 (Uber App Bookings), 6.2 (Joby App Bookings), 6.4 (Payment Terms; Taxes), 6.5 (Payment Audits) (in accordance with its terms), 8 (Intellectual Property) (in accordance with its terms), excluding 8.5(c), 9 (Confidentiality), 10.4 (Effect of Termination; Wind Down Period) (in accordance with its terms), 10.5 (Survival), 11 (Representations and Warranties; Disclaimer), 12 (Indemnification), 13 (Limitation of Liability), and 14 (Miscellaneous) of this Agreement will survive the expiration or termination of this Agreement for any reason. Sections 2.4 (Regulatory Responsibilities), 2.5 (Costs and Expenses), 3.1 (Uber App Integration), 3.2 (Joby App Integration), 3.5 (APIs), 4.2 (Placement of Marks in the Apps), 5.1 (Program Managers), 5.2 (Steering Committee), 6.3 (Rewards and Incentives), 8.6 (API License), 8.7 (Mark License), of this Agreement will survive solely during the Wind Down Period.

11.	REPRESENTATIONS AND WARRANTIES; DISCLAIMER

11.1 Mutual Representations and Warranties. Each party represents and warrants that: (a) it has the power and authority to enter into this Agreement and to carry out the obligations hereunder; (b) the execution, delivery and performance of this Agreement and the transactions and other documents contemplated hereby have been duly authorized by all necessary corporate or

CONFIDENTIAL

company action on the part of such party; (c) this Agreement has been duly executed and delivered by each party, and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights, and general equity principles; (d) it will perform its obligations under this Agreement in compliance with all applicable Laws; (e) it has and will obtain, hold, and comply with, all permits, licenses and other governmental authorizations required under applicable Law for conducting, carrying out and continuing its activities under this Agreement; and (f) it has all necessary rights and licenses to provide the Intellectual Property and Technology it provides as part of the Collaboration for use in accordance with the terms this Agreement (including any applicable SOW).

11.2 Joby Representations and Warranties. Joby represents and warrants that the Joby eVTOLs and Joby eVTOL Air Mobility Services will (a) [*****]; and (b) [*****].

11.3 Uber Representations and Warranties. Uber represents and warrants that the Uber Services will (a) [*****]; and (b) [*****].

11.4 DISCLAIMER. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, QUIET ENJOYMENT, QUIET POSSESSION, OR ANY WARRANTIES IMPLIED FROM ANY COURSE OF DEALING OR USAGE OF TRADE, AND EACH PARTY HEREBY DISCLAIMS THE SAME.

12.	INDEMNIFICATION

12.1 Indemnity by Joby. Joby hereby agrees to indemnify, defend and hold Uber and its Affiliates, harmless from and against all Liabilities arising out of any claim asserted by any third party (including any claim or investigation by a Governmental Authority) to the extent that such Liabilities arise out of or result from: (a) Joby’s or its Affiliates’ willful misconduct or gross negligence; (b) product liability, personal injury, death, or damage to real or tangible personal property resulting from (i) the negligent or willful acts or omissions of Joby or its Affiliates (including their Personnel) or (ii) the use or operation of Joby eVTOL or Joby eVTOL Air Mobility Services; (c) Joby’s breach (or any claim alleged facts that, if true, would be a breach) of its representations and warranties set forth in this Agreement; (d) Joby’s or its Affiliates’ violation of applicable Law; (e) the alleged, actual, or indirect infringement, misappropriation or violation of a third party’s Intellectual Property Rights or other rights arising from specific actions that Joby or its Affiliates require Uber or its Affiliates to take or that Joby or its Affiliates take, in each case, to the extent in connection with any Joby eVTOL or the Joby eVTOL Air Mobility Services; or (f) transaction taxes applicable to Uber App Bookings, except to the extent that Uber failed to collect transaction taxes that were correctly determined by Joby and communicated to Uber. Notwithstanding the foregoing, Joby will not have any obligation to indemnify Uber and its Affiliates for any Liabilities to the extent any such Liabilities are directly caused by Uber’s or its Affiliates’ willful misconduct or breach of this Agreement.

CONFIDENTIAL

12.2 Indemnity by Uber. Uber hereby agrees to indemnify, defend and hold Joby and its Affiliates, harmless from and against any Liabilities arising out of any claim asserted by any third party (including any claim or investigation by a Governmental Authority), to the extent that such Liabilities arise out of or result from: (a) Uber’s or its Affiliates’ willful misconduct or gross negligence; (b) product liability, personal injury, death, or damage to real or tangible personal property resulting from (i) the negligent or willful acts or omissions of Uber or its Affiliates (including their Personnel) or (ii) the use or operation of Uber Services; (c) Uber’s breach (or any claim alleged facts that, if true, would be a breach) of its representations and warranties under this Agreement; (d) Uber’s or its Affiliates’ violation of applicable Law; (e) the alleged, actual, or indirect infringement, misappropriation or violation of a third party’s Intellectual Property Rights or other rights arising from specific actions that Uber or its Affiliates require Joby to take or that Uber or its Affiliates take, in each case, to the extent in connection with the Uber Platform and the Uber Services; or (f) transaction taxes applicable to the Joby App Bookings, except to the extent Joby failed to collect transaction taxes that were correctly determined by Uber and communicated to Joby. Notwithstanding the foregoing, Uber will not have any obligation to indemnify Uber and its Affiliates for any Liabilities to the extent any such Liabilities are directly caused by Joby’s or its Affiliates’ willful misconduct or breach of this Agreement.

12.3 Indemnification Procedures. The indemnified party will (a) provide the indemnifying party with prompt written notice of an applicable claim; (b) at its expense, have the right to participate in the defense and settlement thereof; and (c) provide the indemnifying party with the information and assistance reasonably necessary to defend or settle such claim as reasonably requested by the indemnifying party. The indemnifying party may settle such claim or proceeding with the prior written consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed; except that the indemnified party will have the right to reject settlement or other disposition of the claim involving or requiring admission or acknowledgement of wrongdoing by or liability on the part of the indemnified party.

13.	LIMITATION OF LIABILITY

13.1 TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXCEPT FOR A PARTY’S BREACH OF SECTION 7 (DATA ACCESS AND LICENSING) AND SECTION 9 (CONFIDENTIALITY), A PARTY OR ITS AFFILIATES’ USE OR PRACTICE OF THE TECHNOLOGY, INTELLECTUAL PROPERTY RIGHTS, OR MARKS OWNED OR CONTROLLED BY THE OTHER PARTY OR ITS AFFILIATES OTHER THAN IN ACCORDANCE WITH THE RIGHTS GRANTED IN OR SECTION 8 (INTELLECTUAL PROPERTY), OR EITHER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND AS MAY OTHERWISE BE AGREED UPON BY THE PARTIES AND EXPLICITLY STATED IN ANY SOW OR ANCILLARY AGREEMENT, IN NO EVENT WILL EITHER PARTY BE LIABLE UNDER THIS AGREEMENT TO THE OTHER PARTY OR ITS AFFILIATES FOR ANY LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, CONSEQUENTIAL, PUNITIVE, OR SPECIAL DAMAGES ARISING OUT OF OR RELATED TO THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, WHETHER CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. WITHOUT LIMITING THE FOREGOING, NOTHING IN THIS AGREEMENT LIMITS THE DAMAGES THAT A PARTY MAY SEEK FOR INFRINGEMENT OR MISAPPROPRIATION

CONFIDENTIAL

OF ITS TECHNOLOGY, INTELLECTUAL PROPERTY RIGHTS, OR MARKS, INCLUDING BY TAKING ACTIONS THAT ARE NOT EXPRESSLY LICENSED UNDER THIS AGREEMENT. NOTHING IN THIS SECTION 13 WILL LIMIT A PARTY’S INDEMNIFICATION OBLIGATIONS WITH RESPECT TO THIRD PARTY CLAIMS UNDER SECTION 12. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY’S LIABILITY WITH RESPECT TO CLAIMS BETWEEN THE PARTIES ALLEGING DAMAGE TO REAL OR TANGIBLE PERSONAL PROPERTY RESULTING FROM JOBY EVTOLS (IN THE CASE OF JOBY) OR GROUND TRANSPORTATION VEHICLES (IN THE CASE OF UBER) WILL NOT EXCEED [*****] U.S. DOLLARS ($[*****]).

14.	MISCELLANEOUS

14.1 Governing Law. This Agreement and any claim arising from or relating to this Agreement, the transactions contemplated hereby, any relief or remedies sought by any parties, and the rights and obligations of the parties hereunder, will be governed by and construed in accordance with the Laws of the State of Delaware without regard to the conflicts of Law provisions thereof that would cause the Laws of any other jurisdiction to apply.

14.2 Dispute Resolution. Each party recognizes the mutual benefit of alternative dispute resolution, and will work together in good faith to resolve disputes that may arise using the following sequence of mechanisms:

(a) Program Manager Meetings. The Program Manager from each party will attempt to resolve any dispute as set forth in Section 5.1(d) within 30 days. If resolution is not achieved, or a written plan of action to achieve resolution is not agreed upon by the parties, then the dispute will then be escalated to Section 14.2(b).

(b) Steering Committee Meetings. The Steering Committee will attempt to resolve any unresolved dispute as set forth in Section 5.2 in a special meeting to be held within 30 days following escalation from the Program Managers. If resolution is not achieved, the dispute will then be escalated to Section 14.2(c).

(c) Executive Meeting. At least one senior executive from each of the parties will attempt to resolve any unresolved dispute referred to them pursuant to Section 14.2(b) in good faith. If resolution is not achieved, or a written plan of action to achieve resolution is not agreed upon by the parties, within 30 days from the time of the Steering Committee failing to reach an agreement, or if any agreed-upon completion dates in a written plan of action are exceeded without extension, then the parties may submit the dispute to final and binding arbitration pursuant to Section 14.2(f).

(d) Nonbinding Mediation. While the dispute escalation outlined above is ongoing or at any time thereafter, the parties may engage in nonbinding mediation in an attempt to resolve a dispute, provided that any mediation would occur in parallel to the dispute escalation and arbitration processes set forth in this Section 14.2.

(e) Confidentiality. Discussions and correspondence among the representatives for purposes of these negotiations will be treated as Confidential Information developed for purposes of settlement, will be exempt from discovery and production, and will not be admissible in mediation, arbitration or in any lawsuit pursuant to Rule 408 of the Federal Rules of Evidence.

CONFIDENTIAL

(f) Arbitration. Should the parties fail to resolve the dispute using the mechanisms in Sections 14.2(a)-(d), the parties will resort to settling the dispute by binding arbitration and not a court of law. The arbitration will be administered by the JAMS Mediation Process (“JAMS”) through a panel of three arbitrators (“Arbitrators”) which will have exclusive authority to resolve any disputes relating to the interpretation, applicability, enforceability or formation of this Section 14.2(f), including any claim that all or any part of the Agreement is void or voidable. The parties agree that the location of arbitration will be San Francisco, CA. If the JAMS rules are found to not apply to any issue that arises under the Agreement or the enforcement thereof, then that issue will be resolved under the laws of the state of California. A party who desires to initiate arbitration must provide the other party with a written demand for arbitration. The Arbitrators will be either (i) retired judges or (ii) attorneys specifically licensed to practice law in the state of California and will be mutually selected by the parties. If the parties are unable to agree upon Arbitrators within seven days of delivery of the demand for arbitration, then the JAMS administrator will appoint the Arbitrators in accordance with JAMS rules. The Arbitrators’ decision will be final and binding on all parties. The Arbitrators’ decision and judgment thereon will have no precedential or collateral estoppel effect. Each party will bear its own costs for Arbitration regardless of outcome.

(g) Notwithstanding any of the foregoing, each party will have the right to seek injunctive relief in an applicable court of law or equity pending resolution of the dispute in accordance with the foregoing.

14.3 Assignment. This Agreement will be binding upon and will inure to the benefit of the parties and their respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed; provided, however, that each party may assign this Agreement or its rights and obligations hereunder without the prior written consent of the other party to a wholly-owned Affiliate, and either party may assign this Agreement and its rights and obligations hereunder without prior written consent in connection with a Change of Control of such party if such Change of Control does not involve an Uber Direct Competitor (in the case of a Change of Control of Joby) or a Joby Direct Competitor (in the case of a Change of Control of Uber). In connection with a Change of Control of Joby involving an Uber Direct Competitor, Joby may only assign this Agreement by prior written consent of Uber. In connection with a Change of Control of Uber involving a Joby Direct Competitor, Uber may only assign this Agreement by prior written consent of Joby. No assignment will relieve the assigning party of any of its obligations hereunder. Any attempted assignment in violation of this Section 14.3 will be void. For purposes of this Agreement, a Change of Control will be deemed an assignment.

14.4 No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

CONFIDENTIAL

14.5 Independent Contractor. Each party agrees that its relationship with the other is that of an independent contractor and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship. Neither party nor such party’s employees are, or will be deemed for any purpose to be, employees of the other party. Neither party will be responsible to the other party, the other party’s employees, or any governing body for any payroll-related, unemployment insurance premiums, worker’s compensation, health care, pension plan contributions, taxes related to the performance or other similar responsibilities.

14.6 Force Majeure. No party will be in breach of this Agreement if there is a delay, failure, omission or impossibility of performance by it of any of its obligations hereunder as a direct result of an event of Force Majeure. The obligations of the party affected by Force Majeure under this Agreement will be suspended during such period and to the extent that such party is prevented or hindered from complying therewith by an event of Force Majeure. The party affected by Force Majeure will notify the other party promptly in writing of the commencement and cessation of such circumstances giving rise to the event of Force Majeure. As soon as possible after the commencement of any event of Force Majeure, the affected party will furnish the other party with full particulars on the anticipated effect on its obligations and responsibilities under this Agreement, and the parties will convene the Steering Committee to discuss the situation and seek resolution pursuant to Section 14.2 above.

14.7 Specific Performance; Remedies. The parties agree that irreparable damage, for which monetary damages (even if available) may not be an adequate remedy, may occur if any party does not perform any provision of this Agreement in accordance with its specified terms or otherwise breaches such provisions. Accordingly, the parties agree that the parties will be entitled to seek an injunction, specific performance or other form of equitable relief to prevent breaches of this Agreement, without the necessity of proving actual damages or posting any bond or other security, and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which the parties may be entitled hereunder or at Law or equity.

14.8 Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; (d) all references to currency herein will be to, and all payments required hereunder will be paid in, U.S. Dollars unless a different currency is specifically stated; (e) any singular term in this Agreement will be deemed to include the plural, and any plural term the singular; (f) unless the context of this Agreement clearly requires otherwise, words importing the masculine gender will include the feminine and neutral gender and vice versa; (g) whenever this Agreement refers to a number of days, such number will refer to calendar days unless Business Days are specified; and (h) references from or through any date mean, unless otherwise specified, from and including or through and including, respectively. Unless the context otherwise requires, references herein: (i) to Articles, Sections and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

CONFIDENTIAL

14.9 Headings. The headings in this Agreement are for reference only and will not affect the interpretation of this Agreement.

14.10 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable by a court of a competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14.11 Entire Agreement. This Agreement (including the Exhibits and statements of work hereto) constitutes the entire agreement of the parties with respect to the subject matter contained herein and therein, and supersedes all prior representations, warranties, understandings, and agreements, both written and oral, including the Previous Commercial Agreements, with respect to such subject matter. The Previous Commercial Agreements are hereby terminated and superseded by this Agreement, and are of no further force and effect, except that the Confidential Information disclosed under Section 3 of the Previous Umbrella Agreement (Confidentiality) will be deemed Confidential Information under this Agreement as follows: (a) the Confidential Information of Joby and its Affiliates and the Confidential Information of Uber Elevate (or assigned to Uber Elevate in connection with the Purchase Agreement) disclosed under Section 3 of the Previous Umbrella Agreement (Confidentiality) will be deemed the Confidential Information of Joby under this Agreement; and (b) the Confidential Information of Uber and its other Affiliates disclosed under Section 3 of the Previous Umbrella Agreement will be deemed the Confidential Information of Uber under this Agreement.

14.12 Amendment and Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

14.13 Notices. All notices and other communications hereunder will be in writing and will be deemed to have been given (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail (with confirmation of transmission or no error message generated) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return

CONFIDENTIAL

receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as will be specified in a notice given in accordance with this Section 14.13):

If to Joby:

340 Woodpecker Ridge

Santa Cruz, CA 95060

Attn: Legal Department

If to Uber:

1455 3rd Street

San Francisco, CA 94158

Attn: Legal Department

14.14 Compliance with Law; Export; Import.

(a) Compliance with Law. Each party will comply with all applicable Law, including, anti-corruption Laws, and export controls and import Laws.

(b) Export. Each party is responsible for its own compliance with applicable export laws and regulations and for obtaining all necessary authorizations (including, without limitation, licenses, permits and approvals) prior to exporting or reexporting, directly or indirectly, the items, information, software and/or services pursuant to this Agreement. Each party is required to ensure that its respective employees, agents, and contractors are appropriately authorized to receive any “deemed” exports of technology, software and/or services. The parties will not export, reexport or transfer any product, technology or services under this Agreement to: (i) a military end-user or for a military end-use; (ii) any country subject to an embargo by the U.S. government (currently as of the Effective Date, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan, and Syria); and (iii) any individual or entity that is identified on a restricted or denied parties lists administered by the U.S. government.

(c) Import. The parties agree to comply with all U.S. and other applicable import regulations and support in good faith the other party’s compliance with U.S. and other applicable import regulations as applicable in this Agreement.

14.15 Affiliates. In fulfilling its obligations under this Agreement, each party may use one or more of its wholly-owned Affiliates or designate a particular wholly-owned Affiliate as its “contracting entity” for activities related to a Territory outside the United States and its territories. Each party will ensure such Affiliates are subject to restrictions on use and disclosure at least as stringent as the requirements of this Agreement and will supervise the performance of such Affiliates to ensure that their performance of obligations meet the requirements of this Agreement. In performing their respective duties hereunder, all such Affiliates will be under the direction, control, and supervision of the applicable party, which will be fully responsible and liable for such Affiliates’ compliance with the terms and conditions of this Agreement.

CONFIDENTIAL

14.16 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and will become effective when one or more such counterparts have been signed by each party and delivered (by facsimile, e-mail or other means of electronic transmission) by the other parties.

[remainder of page blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

JOBY AERO, INC.		UBER TECHNOLOGIES, INC.

By:	[*****]	By:	[*****]

Name:	[*****]	Name:	[*****]

Title:	[*****]	Title:	[*****]

UBER ELEVATE, INC.
(solely for the purpose of Section 14.11)

By:	[*****]

Name:	[*****]

Title:	[*****]

EXHIBIT A

UBER’S EXAMPLE OF INTEGRATION RESPONSIBILITIES AND CORE FUNCTIONALITY – UBER APP INTEGRATION

[*****]

EXHIBIT B

UBER’S EXAMPLE OF DATA HANDLING TERMS – UBER APP INTEGRATION

[*****]

EXHIBIT C

UBER’S EXAMPLE INTEGRATION AND API SLAs – UBER APP INTEGRATION

[*****]

EXHIBIT D

UBER’S EXAMPLE PAYMENT TERMS – UBER APP BOOKINGS

[*****]

EXHIBIT E

UBER’S EXAMPLE PAYMENT TERMS – JOBY APP BOOKINGS

[*****]

EXHIBIT F

UBER’S EXAMPLE UBER SERVICES API LICENSE – JOBY APP INTEGRATION

[*****]